SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


FORM 8-K


CURRENT REPORT


Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):
June 21, 1996



STERLING CHEMICALS, INC.
(Exact name of registrant as specified in its charter)




	      Delaware    		              1-10059                76-0185186
	(State of Incorporation)   (Commission File Number)    (IRS Employer
                                                						Identification No.)




1200 Smith Street, Suite 1900
Houston, Texas                            77002-4312
(Address of principal executive offices)   (Zip Code)



Registrant's telephone number, including area code         (713) 650-3700


Item 5.  Other Events.

	On April 25, 1996 Sterling Chemicals, Inc. (the "Company") announced that it has entered into a definitive agreement for the sale of the Company to an investment group formed by the Sterling Group, Inc. and The Unicorn
Group, L.L.C. Under the terms of the agreement, shareholders may elect to receive $12.00 per share in cash, or retain part or all of their shares in the Company, subject to a 5,000,000 share maximum, and proration to the extent aggregate elections exceed 5,000,000 shares.

	The transaction is expected to be concluded by late August of this year and is subject to customary closing conditions, including shareholder approval.
On June 21, 1996, STX Acquisition Corp. delivered to the Company Definitive
Bank Loan Documents as contemplated by Section 7.07(c) and on June 24, 1996 delivered to the Company Definitive Equity Documents as contemplated on
Section 7.07(d).



SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  June 25, 1996	STERLING CHEMICALS, INC.



	By:[signature appears here]
	Jim P. Wise
	Vice President - Finance and
	Chief Financial Officer